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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-85523) of Marketing Specialists Corporation of our report dated April 9, 2001, except as to the "Amended Senior Credit Facility Amendments" section of Note 9 which is as of April 19, 2001 relating to the financial statements, which appears in the Form 10-K.


PricewaterhouseCoopers LLP


Dallas, Texas
April 19, 2001